                                                                       EXHIBIT 2



                              GLOBAL SOURCES LTD.

                           CONSOLIDATED BALANCE SHEETS
     (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

                                                                                            AT                 AT
                                                                                       DECEMBER 31        DECEMBER 31
                                                                                       -----------        -----------
                                                                                           2001               2000
                                                                                       -----------        -----------
                                                                                       (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..........................................................     $ 20,236           $ 12,727
  Accounts receivable, net ..........................................................        5,710              7,803
  Receivables from sales representatives.............................................          709                556
  Receivables from related party sales representatives...............................        2,900              3,438
  Inventory of paper.................................................................          856              1,213
  Prepaid expenses and other current assets..........................................        1,122              1,768
                                                                                          --------           --------
    TOTAL CURRENT ASSETS.............................................................       31,533             27,505
                                                                                          --------           --------
Property and equipment, net..........................................................       19,058             23,205
Intangible assets, net ..............................................................            3                373
Long term investments................................................................          100              1,250
Bonds held to maturity, at amortized cost............................................        1,709              2,027
Other assets.........................................................................        1,199              1,346
                                                                                          --------           --------
    TOTAL ASSETS.....................................................................     $ 53,602           $ 55,706
                                                                                          ========           ========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable...................................................................     $  3,625           $  5,536
  Deferred income and customer prepayments...........................................       17,122             15,888
  Accrued liabilities................................................................        5,127              5,879
  Short-term loan....................................................................           --              4,000
  Income taxes payable...............................................................          164                158
                                                                                          --------          ---------
    TOTAL CURRENT LIABILITIES........................................................       26,038             31,461
                                                                                          --------          ---------
  Liabilities for incentive and bonus plan...........................................        1,434              1,794
  Amount due to parent company.......................................................       11,404             11,404
  Minority interest..................................................................        2,515              2,432
  Deferred tax liability.............................................................          610                454
                                                                                          --------          ---------
    TOTAL LIABILITIES................................................................       42,001             47,545
                                                                                          --------          ---------

SHAREHOLDERS' EQUITY:
  Ordinary shares, US$0.01 par value; 50,000,000 shares authorized;
   26,303,949 (2000: 26,303,949) shares issued and outstanding.......................          263                263
  Additional paid in capital (Note 1)................................................       80,196             75,726
  Retained deficit...................................................................      (61,987)           (62,762)
  Less: Unearned compensation (Note 2)...............................................       (6,871)            (5,066)
                                                                                          --------          ---------
    TOTAL SHAREHOLDERS' EQUITY.......................................................       11,601              8,161
                                                                                          --------          ---------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.......................................     $ 53,602           $ 55,706
                                                                                          ========          =========

Note: 1. Reflects the non-cash compensation expense associated with the transfer of shares from the parent company to the chairman and chief executive officer of the Company, employee equity compensation plans, the non-cash listing expenses incurred by The Fairchild Corporation, increase in additional paid in capital due to formation of a subsidiary with a minority interest and amount received from a director in February 2001 for the shares subscribed by him in the directors stock option plan.

      2. Reflects the remaining unearned non-cash compensation expense at the balance sheet date associated with the employee equity compensation plans. The Company will recognize non-cash compensation expense over the vesting period of the employee equity compensation plans.

                               GLOBAL SOURCES LTD.

                        CONSOLIDATED STATEMENTS OF INCOME
     (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

                                                                     THREE MONTHS ENDED                    YEAR ENDED
                                                                         DECEMBER 31,                     DECEMBER 31,
                                                                ---------------------------      ----------------------------
                                                                   2001            2000               2001           2000
                                                                -----------     -----------      -----------      -----------
                                                                (UNAUDITED)     (UNAUDITED)      (UNAUDITED)
REVENUES:
  Online marketplace services (Note 5).......................   $    13,507     $    15,659      $    55,468      $    55,121
  Transaction software and services..........................            57             161              305              733
  Complementary media services (Note 5)......................         8,651           9,553           34,964           42,602
  Other......................................................         1,171           1,230            4,548            4,597
                                                                -----------     -----------      -----------      -----------
                                                                     23,386          26,603           95,285          103,053
OPERATING EXPENSES:
  Sales (Note 5).............................................         7,750           9,011           32,047           34,436
  Circulation................................................         2,874           3,790           11,757           13,337
  General and administrative.................................         7,643          10,742           33,726           36,197
  Online services development................................         1,404           3,104            8,393            6,665
  Non-cash compensation expense (Note 3).....................           536              81            2,501           65,689
  Non-cash listing expenses (Note 4).........................           --              --               --             1,353
  Amortization of intangibles/Software development cost......           869             740            3,476            1,018
                                                                -----------     -----------      -----------      -----------
TOTAL OPERATING EXPENSES.....................................        21,076          27,468           91,900          158,695
                                                                -----------     -----------      -----------      -----------
INCOME/(LOSS) FROM OPERATIONS................................         2,310            (865)           3,385          (55,642)
                                                                -----------     -----------      -----------      -----------
  Interest expense...........................................            (8)           (155)            (172)            (649)
  Interest income............................................            63             481              357            1,135
  Foreign exchange gains/(losses), net.......................           (52)           (301)            (470)              50
  Write-down of investment...................................            --         (11,750)          (1,150)         (11,750)
                                                                -----------     -----------      -----------      -----------
INCOME/(LOSS) BEFORE INCOME TAXES............................         2,313         (12,590)           1,950          (66,856)
INCOME TAX PROVISION.........................................          (281)           (425)          (1,143)          (1,277)
                                                                -----------     -----------      -----------      -----------
NET INCOME/(LOSS) BEFORE MINORITY INTEREST...................   $     2,032     $   (13,015)     $       807      $   (68,133)
                                                                -----------     -----------      -----------      -----------
Equity in income/(loss) of affiliate.........................            --             (51)              51              (51)
Minority interest............................................   $       (43)    $       131      $       (83)     $       (37)
                                                                -----------     -----------      -----------      -----------
NET INCOME/(LOSS)............................................   $     1,989     $   (12,935)     $       775      $   (68,221)
                                                                ===========     ===========
RETAINED EARNINGS/(DEFICIT) BROUGHT FORWARD..................                                    $   (62,762)     $     5,459
                                                                                                 -----------      -----------
RETAINED EARNINGS/(DEFICIT) CARRIED FORWARD..................                                    $   (61,987)         (62,762)
                                                                ===========     ===========      ===========      ===========

BASIC AND DILUTED NET INCOME/(LOSS) PER SHARE................   $      0.08     $     (0.49)     $      0.03      $     (2.63)
                                                                ===========     ===========      ===========      ===========

SHARE USED IN BASIC AND DILUTED NET INCOME PER SHARE
CALCULATIONS.................................................    26,303,949      26,303,949       26,303,949       25,948,028
                                                                ===========     ===========      ===========      ===========

Note: 3. Reflects the non-cash compensation expenses associated with the transfer of shares from the parent company to the chairman and chief executive officer of the Company and the employee equity compensation plans. Non-cash compensation represents the following categories of expenses:

                                                                     THREE MONTHS ENDED                    YEAR ENDED
                                                                         DECEMBER 31,                     DECEMBER 31,
                                                                ---------------------------      ----------------------------
                                                                   2001            2000               2001           2000
                                                                -----------     -----------      -----------      -----------
Sales........................................................           127            (238)             381              291
Circulation..................................................            38              39               87              168
General and administrative...................................           310             232            1,546           65,044
Online services development..................................            61              48              487              186
                                                                -----------     -----------      -----------      -----------
                                                                        536              81            2,501           65,689
                                                                -----------     -----------      -----------      -----------


4.   Reflects the non-cash listing expenses incurred by The Fairchild
     Corporation.

5. As of December 31, 2001, the Company adopted the Emerging Issues Task Force Issue No. 00-14, "Accounting for Certain Sales Incentives" (EITF 00-14). EITF 00-14 stipulates that the reduction in the selling price of the product or service resulting from any cash sales incentive should be classified as a reduction of revenue. The adoption of this EITF resulted in the Company reclassifying certain sales incentives from a sales expense to a reduction of revenue for all periods presented. This reclassification represented less than 3% of revenues for each period presented and did not impact net income.

                               GLOBAL SOURCES LTD.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
     (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

                                                                                            YEAR ENDED DECEMBER 31,
                                                                                      --------------------------------
                                                                                         2001                   2000
                                                                                      -----------             --------
                                                                                      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income/(Loss)...................................................................    $   775             $(68,221)
Adjustments to reconcile net income  to net cash provided by (used for)
operating activities
  Depreciation and amortization.......................................................      8,934                4,069
  Loss on sale of property and equipment..............................................         34                  (23)
  Accretion of U.S. Treasury strips zero % coupon.....................................       (122)                (139)
  Bad debt expense....................................................................        765                1,188
  Non-cash compensation expense.......................................................      2,501               65,689
  Non-cash listing expenses...........................................................         --                1,353
  Income attributable to minority shareholder.........................................         83                   37
  Write-down of investment............................................................      1,150               11,750
  Equity in (income)/loss of affiliate................................................        (51)                  51
  Property and equipment written off..................................................        108                   12
                                                                                          -------             --------
                                                                                           14,177               15,766
  CHANGES IN ASSETS AND LIABILITIES:
  Accounts receivables..............................................................        1,328               (1,865)
  Receivables from sales representatives............................................         (153)               1,527
  Receivables from related party sales representatives..............................          538                  651
  Inventory of paper................................................................          357                 (630)
  Prepaid expenses and other current assets.........................................          646                1,459
  Loan to chief executive officer...................................................           --               (5,350)
  Repayment of loan from chief executive officer....................................           --                5,350
  Long term assets..................................................................          147                 (123)
  Accounts payable..................................................................       (1,911)               2,067
  Accrued liabilities and liabilities for incentive and bonus plans.................       (1,061)              (2,987)
  Deferred income and customer prepayments..........................................        1,234                  750
  Tax liability.....................................................................          162                  298
                                                                                          -------             --------
    NET CASH PROVIDED BY OPERATING ACTIVITIES.......................................       15,464               16,913
                                                                                          -------             --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of long term investments.................................................           --              (13,000)
  Purchase of property and equipment................................................       (4,874)             (17,128)
  Proceeds from sales of property and equipment.....................................          315                   25
  Proceeds from matured bonds.......................................................          440                  460
  Capital introduced by minority shareholder........................................           --                6,000
                                                                                          -------             --------
    NET CASH USED FOR INVESTING ACTIVITIES..........................................       (4,119)             (23,643)
                                                                                          -------             --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Short-term borrowings.............................................................           --               13,260
  Repayment of short-term borrowings................................................       (4,000)              (9,260)
  Amount received towards directors stock option plan...............................          164                   --
  Additional capital contributed....................................................           --                   24
                                                                                          -------             --------
    NET CASH GENERATED FROM/(USED FOR) FINANCING ACTIVITIES.........................       (3,836)               4,024
                                                                                          -------             --------

Net increase/(decrease) in cash and cash equivalents................................        7,509               (2,706)
Cash and cash equivalents, beginning of the year....................................       12,727               15,433
                                                                                          -------             --------
CASH AND CASH EQUIVALENTS, END OF THE PERIOD........................................      $20,236             $ 12,727
                                                                                          =======             ========

SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Income tax paid...................................................................      $   981             $    979
  Interest paid.....................................................................          172                  639
                                                                                          =======             ========